Exhibit(j)





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement of DWS Institutional Funds on Form N-1A ("Registration Statement") of our reports dated February 27, 2006 and March 1, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of the DWS U.S. Bond Index Fund (formerly Scudder U.S. Bond Index Fund, a portfolio of DWS Advisor Funds II) and DWS EAFE Equity Index Fund (formerly Scudder EAFE Equity Index Fund, a portfolio of DWS Advisor Funds
II), respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
June 29, 2006